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                                   Exhibit 99

                                  Press Release

                                           FOR IMMEDIATE RELEASE
CONTACT:

Paul Gambin                                Jeffrey Volk
Time Release Corporation                   Wolfe Axelrod Weinberger Assoc. LLC
800-391-6755; 416-364-8782 (Fax)           212-370-4500; 212-370-4505 (Fax)
info@generex.com                           e-mail: jeff@wolfeaxelrod.com


                   GENEREX BIOTECHNOLOGY CORPORATION ANNOUNCES
             FAVORABLE DECISION IN SANDS BROTHERS LEGAL PROCEEDING

New York Supreme Court, New York County, Vacates Arbitration Panel Award of Warrant to Sands Brothers & Co. Ltd.

TORONTO, ONTARIO, February 28, 2002 -- Generex Biotechnology Corporation (Nasdaq
NM: GNBT) today announced that the New York Supreme Court, New York County (the Supreme Court) issued an order on February 25, 2002 vacating a New York Stock Exchange arbitration panel's November 7, 2001 award to Sands Brothers & Co. Ltd. of a warrant to purchase 1,530,000 shares of the Generex common stock. The Supreme Court concluded that that the arbitration panel had "disregarded the plain meaning" of the directive given by the New York State Appellate Division, First Department (the Appellate Division), in the Appellate Division's January 23, 2001 decision that remanded the matter of the warrant for reconsideration by the panel. The Supreme Court found that the arbitration panel's award "lacks a rational basis."

"We are very pleased with the New York Supreme Court's decision," stated Anna Gluskin, CEO of Generex. "This is a very positive development for us in this legal proceeding. We will continue to vigorously oppose any further efforts by Sands in this matter."


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Generex is engaged in the research and development of drug delivery systems and technology. To date, it has focused on developing a platform technology for the buccal delivery of large molecule drugs that, historically, have been administered only by injection. The first application for this proprietary technology is an insulin formulation that is administered as a fine spray into the oral cavity. In September 2000, Generex entered into an agreement with Eli Lilly and Company to develop this product. Lilly also has the option to develop a number of additional products based on the success of the insulin product. In January 2001, Generex formed a joint venture with Elan Corporation, plc to pursue the application of certain proprietary drug delivery technologies of Generex and Elan to certain pharmaceutical products. In January 2002, Generex and Elan selected buccal morphine as the initial product for development under the joint venture.


Generex' buccal delivery technology has application to a large number of large molecule drugs in addition to insulin and morphine. Fentanyl, estrogen and heparin are among the other compounds that are candidates for product development.

This release and oral statements made from time to time by Generex representatives concerning the same subject matter may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by introductory words such as "expects", "plans", "intends", "believes", "will", "estimates", "forecasts", "projects" or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. Forward-looking statements frequently are used in discussing potential product applications, potential collaborations, product development activities, clinical studies, regulatory submissions and approvals, and similar operating matters. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not. Known risks and uncertainties include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements. Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act.